Exhibit 99.1

Dyadic Announces Third Quarter 2025 Financial Results and Highlights Strategic Progress

●	Completed strategic pivot from R&D focus to commercial focus
●	Rebranded as Dyadic Applied BioSolutions and launched redesigned website to optimize commercial engagement and investor relations
●	Advanced multiple recombinant protein programs toward commercialization
●	Achieved key development and commercial milestones across life sciences and nutrition markets
●	First purchase order received in cell culture media and molecular biology reagent segments
●	Secured ERS Genomics CRISPR license to optimize production and product performance
●	Strengthened liquidity and cash position through the completion of equity offering
●	Cash, cash equivalents, restricted cash and cash equivalent, and investment grade securities of $10.4 million as of September 30, 2025
●	Dyadic to host an earnings call at 5:00 pm ET

JUPITER, Fla., November 12, 2025 — Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) (NASDAQ: DYAI), d/b/a, Dyadic Applied BioSolutions, a global biotechnology company producing precision-engineered, animal-free proteins and enzymes for diverse commercial applications, today reported its financial results for Q3 2025 along with significant corporate achievements.

“During the third quarter, Dyadic completed its strategic pivot from a research and development-driven company to a commercially focused biotechnology solutions provider underpinned by our protein production platforms,” said Joe Hazelton, President and Chief Operating Officer of Dyadic. “With our comprehensive rebranding, redesigned website optimized for commercial engagement and investor relations, and the addition of CRISPR technology through our ERS Genomics license, we are strengthening the foundation for scalable growth.”

Mr. Hazelton concluded, “Our third-quarter achievements demonstrate the successful execution of our strategic transformation to a commercial biotech leader. With enhanced capabilities from our CRISPR license, growing commercial traction, and a strengthened financial foundation, we believe Dyadic is well positioned for sustainable revenue growth and long-term value creation.”

Recent Operational Highlights

Corporate Development

●	CRISPR License Agreement: Dyadic entered into a non-exclusive CRISPR/Cas9 license with ERS Genomics, expanding its genetic engineering capabilities to accelerate strain optimization and pathway enhancement across its proprietary production platforms. The agreement strengthens Dyadic’s ability to improve productivity, product quality, and innovation for both internal programs and partner-driven applications.

●	Corporate Rebrand and Website Overhaul: Dyadic rebranded as Dyadic Applied BioSolutions and launched a redesigned corporate website to support commercial growth. The new platform enhances online ordering capabilities for research products, strengthens investor and business development engagement, and expands the company’s digital presence and social media outreach.

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Expanding Commercial Efforts in Asia: Dyadic advanced its international growth strategy by partnering with Intralink to expand in Japan and South Korea, both seen as growing biopharma markets. The initiative focuses on commercializing Dyadic’s high-value animal-free proteins, including DNase1 and Transferrin, to address what is seen as rising regional demand for biologics and cell and gene therapy manufacturing inputs.

●	Peer-Reviewed Publication Validates C1 Platform for Vaccine Antigen Production: A study published in “Vaccine” (October 24, 2025) demonstrated the successful production and characterization of full-length SARS-CoV-2 spike protein using Dyadic’s Thermothelomyces heterothallica (C1) platform. The C1-produced spike exhibited comparable structure, stability, and immunogenicity to mammalian cell–derived antigens, highlighting the platform’s potential as a scalable and cost-efficient system for manufacturing complex glycoproteins and vaccine candidates.

Life Sciences

●	Non-Animal Cell Culture Media

●	Recombinant Serum Albumin: Dyadic, in collaboration with Proliant Health and Biologicals (“Proliant”), has supported the development of animal-free serum albumin which is expected to be commercially launched in late 2025 or early 2026 for use in diagnostic and research markets. Dyadic has received $1.5 million in milestone payments to date, including the third milestone payment of $0.5 million received in October 2025, and anticipates ongoing revenue sharing from future sales in 2026.

●	Recombinant Transferrin: Dyadic’s animal-free transferrin has performed consistently with leading recombinant reference standards in cell proliferation testing for animal muscle cell growth. Designed as a high-quality, cost-effective, non-animal derived alternative to serum-derived transferrin, it targets applications in cell culture media, diagnostics, research, and bioprocessing. The Company is actively expanding validation efforts for diagnostic, research, and cell culture uses, with initial purchase orders expected by the end of 2025.

●	Recombinant Growth Factors: Dyadic’s recombinant Fibroblast Growth Factor (FGF) has shown comparable efficacy to reference standards in supporting animal muscle cell growth. Optimization and validation are ongoing, with initial purchase orders received in October 2025 within the cultured meat segment.

●	Reagent Proteins & DNA/RNA Enzymes

●	DNase-1 (RNase-free): Dyadic has completed production validation and is now manufacturing research-grade RNase-free DNase-1 for molecular diagnostics, biopharma, and related applications. Following successful scale-up, sampling is actively underway with initial purchase orders expected by the end of 2025.

●	Expanded Nucleic Acid Enzymes Portfolio: Dyadic continues to advance its portfolio of DNA/RNA manipulation enzymes, including RNase Inhibitors and T7 RNA Polymerase. Prototype development and validation have shown encouraging results, with ongoing optimization expected to yield additional improvements and data through late 2025 and into 2026.

Food and Nutrition

●	Non-animal Dairy Applications

●	Alpha-Lactalbumin: A key nutritional whey protein that supports healthy growth and cellular function in both infant and adult nutrition applications. Dyadic has agreed to terms with a non-animal dairy development company for the development of recombinant alpha-lactalbumin targeting the infant nutrition segment. The protein has demonstrated positive results in product qualification and application testing, with characterization ongoing and sampling for research and nutritional markets expected early 2026.

●	Human Lactoferrin: An iron-binding glycoprotein found in milk and other secretions, valued for its antimicrobial and immune-supporting properties and widely used in nutritional and health-related research. Dyadic has developed a stable cell line, with continued optimization and characterization underway, and sampling for research use will begin in early 2026.

●	Non-Animal Dairy Enzymes: In Q3 2025, Dyadic received a $250,000 milestone payment from Inzymes for productivity achievements for a second enzyme, bringing total payments received from Inzymes to $1.275 million. Scale-up and commercialization efforts for the first enzyme are progressing toward a late 2025 or early 2026 launch, with additional enzymes in development under the existing license agreement.

Bio Industrial Products

●	In partnership with Fermbox Bio, Dyadic launched EN3ZYME™ in May 2024—an enzyme cocktail for converting agricultural residue into fermentable cellulosic sugars, produced using the Dapibus™ production platform. Initial enzyme deliveries have been completed under Fermbox’s purchase order, Dyadic is to receive a 50/50 profit share from commercial sales.

●	Sampling efforts are currently underway and have expanded into healthcare applications, with ongoing negotiations in the biomass processing, biofuels, and pulp & paper markets to broaden adoption and explore new enzyme development opportunities.

Biopharmaceutical Programs

●	Gates Foundation Collaboration: Dyadic has achieved key milestones in developing low-cost monoclonal antibodies (mAbs) for malaria and RSV receiving a total of approximately $2.4 million funding from a $3 million grant. Early data show C1-produced mAbs perform comparably to mAbs produced from traditional CHO cell lines.

●	CEPI–Fondazione Biotecnopolo di Siena: Advancing under a $4.5 million CEPI grant, Dyadic is eligible for up to $2.4 million to support antigen design, cell line development, and cGMP scale-up for vaccines and antibodies.

●	European Vaccines Hub: The €170 million EU-backed initiative led by Dr. Rino Rappuoli is assessing C1 for its potential to accelerate timelines, boost productivity, and reduce costs in vaccine and antibody manufacturing.

●	Uvax Bio Collaboration: Backed by a $2.6 million CEPI grant, this program is evaluating C1 for rapid, cost-effective MERS vaccine production.

●	AdaptVac Consortium: A $12.4 million CEPI and Horizon Europe–funded initiative integrating C1 to develop broad-spectrum filovirus vaccines, underscoring C1’s speed, scalability, and cost-efficiency.

Financial Highlights

Cash Position: As of September 30, 2025, cash, cash equivalents, restricted cash and cash equivalents, and the carrying value of investment-grade securities, including accrued interest, were approximately $10.4 million compared to $9.3 million as of December 31, 2024.

On August 1, 2025, the Company completed an underwritten offering (the “Offering”) of 6,052,000 shares of its common stock, par value $0.001 per share, at a public offering price of $0.95 per share. The net proceeds to the Company from the Offering were approximately $4.9 million, after deducting legal expenses, underwriting discounts and commissions and other offering expenses. The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes, such as product development, sales and marketing.

Revenue: Total revenue for the three months ended September 30, 2025, decreased to $1,165,000 compared to $1,958,000 for the same period a year ago. The decrease was due to decreases in research and development revenue of $183,000, driven by a reduction in the number of active collaborations, and license and milestone revenue of $1,425,000 from the Proliant agreement and Inzyme agreement for the same period a year ago. The decrease is offset by an increase in grant revenue of $815,000 from the Gates Foundation and CEPI grants in 2025.

Cost of Revenue: Cost of research and development revenue for the three months ended September 30, 2025, decreased to $255,000 compared to $396,000 for the same period a year ago. For the three months ended September 30, 2025, cost of grant revenue from the Gates Foundation and CEPI grants was $769,000, compared to $0 for the same period a year ago.

R&D Expenses: Research and development expenses for the three months ended September 30, 2025, increased to $572,000 compared to $460,000 for the same period a year ago. The increase was driven by a rise in the number of active internal research initiatives undertaken to expedite product development.

G&A Expenses: General and administrative expenses for the three months ended September 30, 2025, increased to $1,481,000 compared to $1,298,000 for the same period a year ago. The increase reflected increases in rebranding and business development expenses of $176,000, legal and accounting expenses of $83,000, and other expenses of $3,000, offset by a decrease in share-based compensation expenses of $79,000.

Loss from Operations: Loss from operations for the three months ended September 30, 2025, increased to $1,925,000 compared to $203,000 for the same period a year ago.

Net Loss: Net loss for the three months ended September 30, 2025, increased to $1,976,000 or $(0.06) per share compared to $203,000 or $(0.01) per share for the same period a year ago.

Conference Call Information

Date: Wednesday, November 12, 2025

Time: 5:00 p.m. Eastern Time

Dial-in numbers: Toll Free: 1-877-407-0784 or 1-201-689-8560 (International)

Conference ID: 13751389

Webcast Link: https://viavid.webcasts.com/starthere.jsp?ei=1706029&tp_key=b177e95e36

An archive of the webcast will be available within 24 hours after completion of the live event and will be accessible on the Investor Relations section of the Company’s website at www.dyadic.com. To access the replay of the webcast, please follow the webcast link above.

About Dyadic Applied BioSolutions

Dyadic Applied BioSolutions is a global biotechnology company that uses its proprietary microbial platforms to produce recombinant proteins that are sold or licensed to partners across the life sciences, food and nutrition, and bio-industrial markets. These high-quality proteins are designed to enable customers to develop more efficient, scalable, and sustainable products. Dyadic’s Dapibus™ and C1 expression systems support flexible, cost-effective manufacturing, and are the foundation of a growing portfolio of commercial and partnered programs.

For more information, please visit http://www.dyadic.com.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including those regarding Dyadic International’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, such as the success of our clinical trial and interest in our protein production platforms, our research projects and third-party collaborations, as well as the availability of necessary funding. Forward-looking statements involve many risks, uncertainties or other factors beyond Dyadic’s control. These factors include, but are not limited to, the following: (i) our history of net losses; (ii) market and regulatory acceptance of our microbial protein production platforms and other technologies; (iii) failure to commercialize our microbial protein production platforms or our other technologies; (iv) competition, including from alternative technologies; (v) the results of nonclinical studies and clinical trials; (vi) our capital needs; (vii) changes in global economic and financial conditions; (viii) our reliance on information technology; (ix) our dependence on third parties; (x) government regulations and environmental, social and governance issues; (xi) intellectual property risks; and (xii) our ability to comply with the listing standards of the Nasdaq Stock Market LLC. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com. All forward-looking statements speak only as of the date made, and except as required by applicable law, Dyadic assumes no obligation to publicly update any such forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

Contact:

Dyadic International, Inc.

Ping Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: ir@dyadic.com

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Research and development revenue	$350,046	$532,500	$746,595	$1,253,013
Grant revenue	814,571	—	1,528,224	—
License and milestone revenue	—	1,425,000	250,000	1,425,000
Total revenue	1,164,617	1,957,500	2,524,819	2,678,013

Costs and expenses:
Costs of research and development revenue	254,753	395,894	529,690	841,805
Costs of grant revenue	769,250	—	1,405,562	—
Research and development	571,872	460,241	1,696,230	1,498,593
General and administrative	1,481,356	1,297,984	4,514,324	4,694,334
Foreign currency exchange loss	12,755	5,995	35,925	14,044
Total costs and expenses	3,089,986	2,160,114	8,181,731	7,048,776

Loss from operations	(1,925,369)	(202,614)	(5,656,912)	(4,370,763)

Other income (expense):
Interest income	63,467	127,331	201,052	353,245
Interest expense	(85,934)	(88,833)	(264,633)	(199,106)
Interest expense - related party	(28,176)	(39,344)	(76,872)	(102,632)
Total other income (expense), net	(50,643)	(846)	(140,453)	112,484

Net loss	$(1,976,012)	$(203,460)	$(5,797,365)	$(4,258,279)

Basic and diluted net loss per common share	$(0.06)	$(0.01)	$(0.17)	$(0.15)

Basic and diluted weighted-average common shares outstanding	34,507,530	29,503,143	34,507,530	29,503,143

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2025.

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$5,834,510	$6,506,750
Short-term investment securities	3,098,840	2,756,577
Restricted cash and cash equivalents	1,321,278	—
Interest receivable	34,117	24,248
Accounts receivable	916,574	237,027
Prepaid expenses and other current assets	339,943	303,066
Total current assets	11,545,262	9,827,668

Non-current assets:
Long-term investment securities	64,561	—
Operating lease right-of-use asset, net	52,401	92,211
Other assets	10,533	10,396
Total assets	$11,672,757	$9,930,275

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,208,410	$482,320
Accrued expenses	1,372,364	970,462
Deferred research and development obligations	1,337,138	833,813
Operating lease liability, current portion	48,927	54,249
Accrued interest	60,000	80,000
Accrued interest- related party	25,133	27,173
Total current liabilities	4,051,972	2,448,017

Non-current liabilities:
Convertible notes, net of issuance costs	2,954,882	3,911,471
Convertible notes, net of issuance costs - related party	2,058,569	1,065,876
Operating lease liability, net of current portion	—	34,621
Total liabilities	9,065,423	7,459,985

Commitments and contingencies (Note 5)

Stockholders’ equity:
Preferred stock, $.0001 par value:
Authorized shares - 5,000,000; none issued and outstanding Common stock, $.001 par value:	—	—
Authorized shares - 100,000,000; issued shares - 48,441,300 and 42,089,301, outstanding shares - 36,187,798 and 29,835,799 as of September 30, 2025, and December 31, 2024, respectively	48,442	42,090
Additional paid-in capital	113,372,652	107,444,595
Treasury stock, shares held at cost - 12,253,502	(18,929,915)	(18,929,915)
Accumulated deficit	(91,883,845)	(86,086,480)
Total stockholders’ equity	2,607,334	2,470,290
Total liabilities and stockholders’ equity	$11,672,757	$9,930,275

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2025.